Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Rackspace Hosting, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-8 (No. 333-153009, No. 333-184833, and No. 333-198094) of Rackspace Hosting, Inc. of our reports dated February 25, 2016, except for the Revision to Prior Period Financial Statements discussed in Note 1 and the restatement as to the effectiveness of internal control over financial reporting for the material weakness related to the design and operating effectiveness of controls over the recognition, measurement, and disclosure of certain complex license agreements, as to which the date is June 10, 2016, with respect to the consolidated balance sheets of Rackspace Hosting, Inc. and subsidiaries as of December 31, 2014 and 2015, and the related consolidated statements of comprehensive income, cash flows, and changes in stockholders’ equity for each of the years in the three-year period ended December 31, 2015, related financial statement schedule II, and the effectiveness of internal control over financial reporting as of December 31, 2015, which reports appear in the December 31, 2015 annual report on Form 10‑K/A of Rackspace Hosting, Inc.

Our report dated February 25, 2016, except for the restatement as to the effectiveness of internal control over financial reporting for the material weakness related to the design and operating effectiveness of controls over the recognition, measurement, and disclosure of certain complex license agreements, as to which the date is June 10, 2016, on the effectiveness of internal control over financial reporting as of December 31, 2015, expresses our opinion that Rackspace Hosting, Inc. did not maintain effective internal control over financial reporting as of December 31, 2015 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that there is a material weakness related to the design and operating effectiveness of controls over the recognition, measurement, and disclosure of certain complex software license agreements.

/s/ KPMG LLP
San Antonio, Texas
June 10, 2016